UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2017

ADVANCED CREDIT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132 (Commission File Number)	26-2118480 (IRS Employer Identification No.)
871 Venetia Bay Blvd, #220-230, Venice, FL (Address of principal executive offices)	34285 (Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sale of Equity Securities.

On April 19, 2017, a majority of the voting securities of Advanced Credit Technologies, Inc. (the “Company”) approved by written consent that the Corporation issue Series A Super Voting Preferred Stock to the Company’s President and COO, Christopher Jackson, the Company’s Secretary and Treasurer, Enrico Giordano, and the Company’s Chief Technical Officer, Mark Carten. (See discussion in Item 3.03 below for information pertaining to the Series A Super Voting Preferred Stock)

Item 3.03 - Material Modification to Rights of Security Holders.

On April 19, 2017, a majority of the voting securities of the Company approved by written consent an amendment to the Company’s articles of incorporation to create a new class of stock designated Series A Super Voting Preferred Stock consisting of one-hundred-thousand (30,000) shares at par value of $0.001 per share. The following rights, preferences, privileges and restrictions were established for the Series A Preferred Stock:

•	Stated Capital. The amount to be represented in stated capital at all times for each share of Series A Preferred Stock shall be its par value of $0.001 per share (“Stated Capital”);

•	Voting. Except as otherwise required by law, holders of shares of Series A Preferred Stock shall vote together with the common stock as a single class. The holders of Series A Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the common stock. The holders of shares of Series A Preferred Stock shall be entitled to Five-Thousand (5,000) votes per share of Series A Preferred Stock;

•	Dividends. The holders of Series A Preferred Stock shall not be entitled to receive any dividends;

•	Liquidation Preference. In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of assets of the Corporation to the holders of the common stock, the original purchase price paid for the Series A Preferred Stock.

Item 5.01 - Change in Control of Registrant.

       As a result of the issuance of the Series A Preferred Stock described in Item 3.02, the Company’s three executive officers, Christopher Jackson, Enrico Giordano and Mark Carten will become the Company’s controlling shareholders. Christopher Jackson, Enrico Giordano and Mark Carten each own 10,000 shares of the Company’s Preferred Stock, which votes, together with our common stock at a ratio of 5,000 to 1.

Item 5.02(d) - Election of Directors

On April 19, 2017, a majority of the voting securities of the Company approved by written consent the election Mark Carten to serve on the Company’s board of directors. The number of directors of the Company was amended to four(4). Mr. Carten will not receive any compensation at this time for serving as a director of the Company, nor will he serve on any committees as none exist at this time. In addition, Mr. Carten does not have any family relationships with any other director or officer of the Company. Finally, the Company and Mark Carten are currently parties to a license agreement with regard to the CyberloQ™ technology.

Mr. Carten is an owner of CartenTech, LLC and has been the driving force behind his company which has: developed communication kiosks for airports and military bases in Europe; developed photographic, computer hardware and software systems for counter intelligence uses in multiple countries for various government agencies; developed 3D laser measuring systems for the fiber optic and plastic injection molding industries; and developed over one-hundred websites and on-line database systems for various clients in the both the United States and Europe. Mr. Carten is the developer of the Company’s CyberloQ™ technology as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2017	ADVANCED CREDIT TECHNOLOGIES, INC. (Registrant) By: /s/ Christopher Jackson Christopher Jackson President, COO & Director